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For Immediate Release
October 30, 2006

HARVEY ELECTRONICS, INC. ANNOUNCES APPOINTMENT OF INTERIM CHIEF EXECUTIVE MARTIN MCCLANAN AND RESIGNATON OF CHIEF EXECUTIVE OFFICER FRANKLIN KARP

Lyndhurst, NJ, October 30, 2006 -- Harvey Electronics, Inc. ("Harvey Electronics", "Harvey" or the "Company"; NASDAQ Capital Market symbol: "HRVE") announced today that Mr. Martin McClanan has agreed to become Interim Chief Executive Officer upon the successful closing of the transaction sponsored by Trinity Investment Partners, LLC.

The Board of the Company also announces that Mr. Franklin C. Karp has resigned as Chief Executive Officer, President and as a Director of the Company, to pursue other professional interests.

Mr. Karp has been an employee of Harvey Electronics for 15-years, most recently as Chief Executive Officer and President. In acceptance of Mr. Karp's resignation, the Board of Directors would like to recognize his long service and valuable contributions to the Company, and with best wishes for great success in his future endeavors.

Mr. McClanan brings a wealth of experience to Harvey. He is a seasoned multi-channel retail executive who was the Chief Executive Officer of RedEnvelope, Inc. (NASDAQ: REDE) and President of Flax Art & Design. Earlier in his career, Mr. McClanan held marketing and sales management positions with Nestle and the Ernest and Julio Gallo Winery respectively. Mr. McClanan holds a degree in business from the College of William and Mary and an MBA from the Darden School at the University of Virginia.

Harvey Electronics is a leading retailer and custom installer of high quality, exclusive home theater, audio and video products in the metropolitan New York area. The Company currently operates a total of nine locations; eight Harvey showrooms and one separate Bang & Olufsen branded store. There are two Harvey locations in Manhattan and six suburban locations in Paramus, New Jersey; Mt. Kisco, in Westchester; Greenwich, Connecticut; Greenvale/Roslyn, on the north shore of Long Island, in Eatontown, New Jersey and our newest store in Bridgewater, New Jersey. The Bang & Olufsen branded store is located in Union Square on 927 Broadway at 21st Street, in Manhattan. The Company also has a Bang & Olufsen showroom within the Harvey retail store in Greenwich, Connecticut.

Audio Video International, a well-respected trade publication, has named Harvey Electronics a national "Top Ten Retailer of the Year", seven years in a row.

Please visit a Harvey store or one of our Bang & Olufsen showrooms. Also, please inquire about Harvey's custom installation services.

From time to time, information provided by the Company, statements made by its employees or information, included in its filings with the Securities and Exchange Commission may contain statements, which are so-called "forward-looking statements" and not historical facts. Forward-looking statements can be identified by the use of words such as "believe", "expect", "intend",
"anticipate", "in my opinion", and similar words or variations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including, but not limited to, product demand, pricing, market acceptance, litigation, risks in product and technology development and other risk factors detailed in the Company's Prospectus dated March 31, 1998 and from time to time in the Company's Securities and Exchange Commission reports including its Form 10-K and Forms 10-Q.

For  more   information   and   showroom   locations,   visit  our   website  at
www.harveyonline.com.


o        Michael E. Recca,
         Chairman of the Board
         Tel. (212) 709-1907, Fax: (212) 709-1952 Email:
         mer@skycapitalholdings.com
o        Joseph J. Calabrese, Executive Vice President & CFO
         E-mail: jcalabrese@harveyonline.com
         Harvey Electronics, Inc.
         Tel. (201) 842-0078, Fax (201) 842-0317


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